                                  SCHEDULE 14A
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )

[X] Filed by the Registrant
[_] Filed by a Party other than the Registrant

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                                   IBAH, Inc.
          ------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                   IBAH, Inc.
          ------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required
[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1) Title of each class of securities to which transaction applies:

         ------------------------------------------------------------------

      2) Aggregate number of securities to which transaction applies:

         ------------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined):

         ------------------------------------------------------------------

      4) Proposed maximum aggregate value of transaction:

         ------------------------------------------------------------------

      5) Total fee paid:

         ------------------------------------------------------------------

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)  Amount Previously Paid:
                                 ------------------------------------------

      2)  Form, Schedule or Registration Statement No.:
                                                       --------------------

      3)  Filing Party:
                       ----------------------------------------------------

      4)  Dated Filed:
                      -----------------------------------------------------

                                   IBAH, INC.
                               Four Valley Square
                             512 Township Line Road
                            Blue Bell, PA 19422-2724

                                  ------------

                    Notice of Special Meeting of Stockholders
                           To Be Held February 5, 1997

                                  ------------

TO OUR STOCKHOLDERS:

         You are invited to be present either in person or by proxy at the Special Meeting of Stockholders of IBAH, Inc. (the "Company") to be held at the offices of the Company, Four Valley Square, 512 Township Line Road, Blue Bell, Pennsylvania 19422-2724 on Wednesday, February 5, 1997 at 10:00 a.m., for the following purposes:

         1. to consider and act upon a proposal to approve the IBAH, Inc. 1997 Equity Compensation Plan; and

         2. to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on December 26, 1996 as the record date for determining stockholders entitled to notice of and to vote at the meeting and any adjournments thereof. A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting ten days prior to the meeting during normal business hours at the Company's offices at Four Valley Square, 512 Township Line Road, Blue Bell, Pennsylvania 19422-2724. Such list of stockholders will also be available for inspection at the meeting.

         The Directors hope that you will find it convenient to attend the meeting in person, but whether or not you plan to attend, please sign, date and return the enclosed proxy promptly to ensure your shares are represented at the meeting. Stockholders who execute proxies retain the right to revoke them (in writing) at any time prior to the voting thereof. A return envelope, which requires no postage if mailed in the United States, is enclosed for your convenience.

                                    By Order of the Board of Directors,



                                    Jane H. Hollingsworth
                                    Secretary

Blue Bell, Pennsylvania
December 30, 1996



===============================================================================
REGARDLESS OF WHETHER YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE TO ENSURE THAT YOUR SHARES ARE REPRESENTED. RETURNING YOUR PROXY WILL NOT DEPRIVE YOU OF YOUR RIGHT TO ATTEND THE MEETING AND VOTE YOUR SHARES IN PERSON.
===============================================================================

                                   IBAH, INC.

                                  -----------

                                 PROXY STATEMENT
                       FOR SPECIAL MEETING OF STOCKHOLDERS

                           To Be Held February 5, 1997

                                  -----------

         This Proxy Statement is furnished to the stockholders of IBAH, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors for use at the special meeting of stockholders of the Company to be held on February 5, 1997 and any adjournment or adjournments thereof (the "Meeting"). A copy of the notice of the Meeting accompanies this Proxy Statement. It is anticipated that the mailing of this Proxy Statement will commence on or about December 30, 1996.

         If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised by giving written notice to the Secretary of the Company, but mere attendance at the Meeting, without such notice, will not revoke the proxy. Shares represented by a valid proxy which is received pursuant to this solicitation and not revoked before it is exercised will be voted as provided on the proxy at the Meeting or any adjournments thereof.

         The Company's executive offices are located at Four Valley Square, 512 Township Line Road, Blue Bell, Pennsylvania 19422-2724.

Voting At The Meeting

         Only holders of shares of Common Stock of the Company (the "Common Stock") and Series A Convertible Preferred Stock of the Company (the "Series A Preferred Stock") of record at the close of business on December 26, 1996 will be entitled to vote at the Meeting. On December 26, 1996, 21,364,185 shares of Common Stock and 749,665 shares of Series A Preferred Stock, the only outstanding voting securities of the Company, were issued and outstanding. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to three votes on all matters.

         The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. The affirmative vote of a majority of the shares present in person or represented by proxy at the Meeting and entitled to vote is required for the adoption of the proposal to approve the IBAH, Inc. 1997 Equity Compensation Plan (the "Plan") or to take action with respect to any other matter as may properly be brought before the Meeting. Shares cannot be voted at the Meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his or her shares at the Meeting. The shares of Common Stock and Series A Preferred Stock represented by each properly executed proxy card will be voted at the Meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the Meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

         Abstentions may be specified on the proposal to approve the Plan. Abstentions will be considered present and entitled to vote at the Meeting, but will not be counted as votes cast in the affirmative. Abstentions will have the effect of a negative vote because the proposal to approve the Plan requires the affirmative vote of a majority of the shares present at the Meeting in person or represented by proxy at the Meeting and entitled to vote.

         Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are not entitled to vote such shares with respect to the proposal to approve the Plan. A failure by brokers to vote those shares will have no effect on the outcome of the proposal to approve the Plan because such shares are not considered shares present and entitled to vote with respect to such matters under applicable Delaware law.

         The Company will bear the cost of the Meeting and the cost of soliciting proxies, including the cost of mailing the proxy material. In addition to solicitation by mail, directors, officers and regular employees of the Company (who will not be specifically compensated for such services) may solicit proxies in person and by telephone or facsimile. Arrangements have been made for the Company's transfer agent (and may also be made with brokerage houses and other custodians, nominees and fiduciaries) for forwarding proxy materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company will reimburse the transfer agent (and such other entities) for its (or their) reasonable out-of-pocket expenses incurred in forwarding such materials.

         Your proxy vote is important. Accordingly, the Company asks you to complete, sign and return the accompanying proxy whether or not you plan to attend the Meeting. If you plan to attend the Meeting to vote in person and your shares are registered with the Company's transfer agent, American Stock Transfer & Trust Company, in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.

Company History

         The Company was originally Affinity Biotech, Inc., a New Jersey corporation (the "New Jersey Corporation"), which was incorporated in January 1990. In April 1992, the New Jersey Company was merged into Affinity Biotech, Inc., a Delaware corporation ("Affinity"). In April 1992, Affinity completed its initial public offering of Common Stock. On April 27, 1994, Bio-Pharm Clinical Services, Inc., a clinical research organization ("Bio-Pharm"), and Affinity, a drug delivery and technology corporation, merged (the "Merger") and simultaneous with the Merger, Affinity changed its name to IBAH, Inc. ("IBAH"). Since the Merger resulted in the former Bio-Pharm shareholders having a majority ownership of IBAH, the Merger was accounted for as an acquisition of Affinity by Bio-Pharm.

         On April 19, 1996, the Company completed a public offering of 3,000,000 shares of Common Stock in which the Company raised approximately $18 million in net proceeds. The shares were sold to selected institutional investors. The Company acquired Resource Biometrics, Inc. ("RBI") on July 18, 1996. RBI provides software products and data services to the pharmaceutical, biotechnology and medical device industries. RBI's software tools are used to increase the efficiency of data cleanup, database consolidation, data analysis and reporting. RBI has a staff of 25 employees and operates from an office in San Francisco, California. The Company acquired HGB, Inc. ("HGB"), which did business as "The Hardardt Group," on October 1, 1996. HGB, which now operates as a part of the Bio-Pharm Clinical Services Division, specialized in clinical trial management of drug development trials for the pharmaceutical, biotechnology, medical device and diagnostics industries.

                               SECURITY OWNERSHIP

         The following table sets forth certain information as of December 13, 1996, as supplied to the Company, regarding the beneficial ownership of the Common Stock by all persons known to the Company who own more than 5% of the outstanding shares of the Company's Common Stock or the Series A Preferred Stock, each director of the Company and each executive officer named in the Summary Compensation Table included elsewhere herein and all executive officers and directors as a group. Unless otherwise indicated, based upon information provided to the Company by the directors, executive officers and principal stockholders, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


                                                                                Number of
                                                                                 Shares                 Percent
                                                                              Beneficially            Beneficially
Name                                                                              Owned                  Owned
----                                                                          ------------            ------------

Greater than 5% Stockholders
Geraldine A. Henwood (1)(2).............................................        3,158,758                 14.5%
Thomas F. Henwood(3)....................................................        3,158,758                 14.5%
Vector Later-Stage Equity Fund, L.P. (4)................................        2,141,904                  9.0%
Sandra Panem, Ph.D.(5)..................................................        2,141,904                  9.0%
H&Q Investment Funds(6).................................................        1,907,099                  7.9%
Winston J. Churchill(7).................................................        1,674,667                  7.6%
T. Rowe Price New Horizons Fund, Inc.(8)................................        1,285,140                  5.6%
SmithKline Beecham Corporation(9).......................................        1,161,669                  5.1%
Prolific Asset Management, Ltd.(10).....................................          642,570                  2.7%
Judith L. Hardardt (11).................................................        2,036,182                  9.4%

Other Directors
Ernst-Gunter Afting.....................................................              ---                  ---
Victor J. Bauer, Ph.D.(12)..............................................            8,000                   *
Edwin A. Bescherer, Jr.(13).............................................            6,000                   *
Martyn D. Greenacre(14).................................................            4,000                   *
Sidney Jevons, Ph.D.(15)................................................          545,909                  2.5%
Richard L. Sherman, Esq.(14)............................................           19,000                   *

Other Named Executive Officers
John M. Cullen, Ph.D.(14)(20) ..........................................          210,773                  1.0%
Stuart J. Hamill, Ph.D(2)(16)(20).......................................          946,420                  4.2%
John L. Santoro(2)(17)..................................................          834,456                  3.8%
Leonard F. Stigliano(18)................................................           36,010                   *
All directors and executive officers
  as group (15 persons)(19).............................................       10,497,669                 42.6%

------------------

*        Indicates less than 1%.

(1) Includes 466,055 shares owned of record by Ms. Henwood's husband and 24,000 shares subject to exercisable options. Ms. Henwood disclaims beneficial ownership of the shares owned by her husband.
(2) The address of this stockholder is c/o IBAH, Inc., Four Valley Square, 512 Township Line Road, Blue Bell, Pennsylvania 19422.

(3) Includes 2,668,703 shares owned of record by Mr. Henwood's wife and 24,000 shares subject to options exercisable by Ms. Henwood. Mr. Henwood disclaims beneficial ownership of the shares owned by his wife and those that are subject to options. The address of this stockholder is 6 Jorrocks Lane, Malvern, Pennsylvania 19355.
(4) Includes 356,984 shares of Series A Preferred Stock, convertible into 1,070,952 shares of Common Stock, and 1,070,952 shares subject to exercisable warrants. The address of this stockholder is 1751 Lake
         Cook Road, Suite 350, Deerfield, Illinois 60015. See also footnote 5. Vector Securities International, Inc., an affiliate of Vector Later-Stage Equity Fund, L.P. (the "Later-Stage Fund"), is the owner of 40,000 warrants to purchase Common Stock of the Company. The Later-Stage Fund disclaims beneficial ownership of these securities. Further, Vector Securities International, Inc. disclaims beneficial ownership of all securities of the Company owned beneficially and of record by the Later-Stage Fund.
(5) Consists entirely of shares and warrants owned beneficially and of record by the Later-Stage Equity Fund. Includes 356,984 shares of Series A Preferred Stock, convertible into 1,070,952 shares of Common Stock, and 1,070,952 shares subject to exercisable warrants. Dr. Panem is the President of Vector Fund Management, L.P., the General Partner of the Later-Stage Fund, and may be deemed to have voting and investment power with respect to such shares. Dr. Panem disclaims beneficial ownership of such shares. See also footnote 4.
(6) Consists of two affiliated investment funds; H&Q Healthcare Investors, which owns two-thirds of the amount stated and H&Q Life Sciences Investors, which owns the balance. The amount shown includes 825,909 shares subject to exercisable warrants and 178,491 shares of Series A Preferred Stock convertible into 535,473 shares of Common Stock. The address of these stockholders is 50 Rowes Wharf, Boston, MA 02110.
(7) Includes 120,219 shares owned of record by Mr. Churchill's Retirement Plan; 614,327 shares that Mr. Churchill and his wife own as tenants by the entireties; 35,000 shares owned by Mrs. Churchill as custodian for Mr. Churchill's son; 153,750 shares owned by a trust for the benefit of Mr. Churchill's son; 78,000 shares subject to exercisable options by Mr. Churchill; 576,540 shares owned of record by Mr. Churchill's affiliate, CIP Capital, L.P.; and 96,831 shares subject to exercisable warrants by CIP Capital, L.P. The address of this stockholder is c/o Churchill Investment Partners, Inc., 20 Valley Stream Parkway, Suite 265, Malvern, PA 19355.
(8)      The address of this stockholder is 100 East Pratt Street, Baltimore,
         MD 21202. The amount shown includes 642,570 shares subject to exercisable warrants and 214,190 shares of Series A Preferred Stock convertible into 642,570 shares of Common Stock.
(9) Consists entirely of shares owned beneficially and of record by S.R. One, Limited, a wholly-owned subsidiary of SmithKline Beecham Corporation. The address of this stockholder is One Franklin Plaza, Philadelphia, PA 19101.
(10) The address of this stockholder is Walbrook House, 23 Walbrook, London, England EC4N8LD. The amount shown includes 321,285 shares subject to exercisable warrants and 107,095 shares of Series A Preferred Stock convertible into 321,285 shares of Common Stock.
(11) Ms. Hardardt became a director of the Company on October 1, 1996. The address of this Stockholder is c/o IBAH, Inc., Four Valley Square, 512 Township Line Road, Blue Bell, Pennsylvania 19422.
(12) Includes 4,000 shares owned by Mr. Bauer and his wife as tenants in common and 4,000 shares subject to exercisable options.
(13)     Mr. Bescherer became a director of the Company on March 15, 1996.
(14)     Amount represents shares subject to exercisable options.
(15) Includes 130,063 shares owned by Dr. Jevons and his wife as tenants in common and 5,510 shares subject to exercisable options.
(16)     Includes 305,365 shares subject to exercisable options.
(17)     Includes 450,419 shares subject to exercisable options.
(18)     Includes 34,010 shares subject to exercisable options.
(19) Includes 651,023 shares subject to exercisable options, 1,167,783 shares subject to exercisable warrants and 356,984 shares of Series A Preferred Stock, convertible into 1,070,952 shares of Common Stock.
(20)     Drs. Cullen and Hamill are no longer executive officers of the Company.

                             PROPOSAL TO APPROVE THE
                    IBAH, INC. 1997 EQUITY COMPENSATION PLAN

         At the Meeting, there will be presented to the stockholders a proposal to approve the IBAH, Inc. 1997 Equity Compensation Plan. The Plan is being presented to the Stockholders at this time in order to be available to promote and assist in the recruiting of new employees caused by recent growth and acquisition activity of the Company. In December 1996, the Board of Directors of the Company approved the Plan. The Plan is intended to foster and promote the long-term financial success of the Company by (1) attracting and retaining employees, certain advisers and non-employee directors by the granting of stock options; (2) providing employee, adviser and director compensation opportunities which are competitive with those of other corporations; and (3) enabling such employees, advisers and directors to participate in the financial success of the Company by encouraging them to become stockholders of the Company. A copy of the Plan is attached as Appendix A to this Proxy Statement and incorporated herein.

Material Features of the Plan

         To accomplish the purposes described above, the Plan provides for the grant of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") (collectively, "Options") to designated employees, including employee members of the Board of Directors, (there are currently approximately 700 employees) key advisers who render bona fide services to the Company (but not in connection with the offer or sale of securities in capital-raising transactions) (there are currently no key advisers), and non-employee directors (there are approximately 7 non-employee directors) (collectively, "Participants"). Only employees are eligible to receive grants of ISOs under the Plan. Those Participants to receive Options are selected by a committee composed of two or more persons who are appointed by the Board of Directors and who are not employees of the Company (the "Committee"). All Options granted to non-employee directors must be ratified or approved by the Board of Directors.

         The price per share of all Options is determined by the Committee on the date the Option is granted and may be equal to, less than or greater than the fair market value of a share of Common Stock on the date of grant, determined in accordance with the Plan; provided, however, that the price per share of an ISO cannot be less than the fair market value of a share of Common Stock on the date of grant. On December 20, 1996, the closing price of a share of the Company's Common Stock on the Nasdaq National Market was $5.75. Options are exercisable in accordance with terms designated by the Committee and set forth in each Participant's grant letter. An ISO granted to a Participant who owns more than 10% of the combined voting power of the Company's stock must have a price per share of at least 110% of the fair market value of a share of Company stock on the date of grant and will expire not later than five years from the date of grant. All other Options will expire not later than ten years from the date of grant, but will generally expire earlier in the case of the Participant's termination of service, disability or death.

         The maximum number of shares of Common Stock which may be issued by the Company under the Plan is 1,500,000 and the maximum number of shares any individual may receive under the Plan during a calendar year is 200,000. If there is any change in the number or kind of shares of Company stock outstanding because of a stock split or recapitalization, merger or reorganization, payment of an extraordinary dividend or a similar corporate change or event occurs, the maximum number of shares authorized under the Plan, the individual annual limit, and the number of shares issuable to Participants upon the exercise of Options shall be appropriately adjusted by the Committee.

         The Plan provides for certain actions to be taken in the event of a merger, consolidation, sale of all or substantially all of the Company's assets, the liquidation of the Company, a tender or exchange offer for more than 50% of the Company's Common Stock, or if the Board of Directors consists of a majority of individuals who were not nominated or elected by the directors in office at the time of the nomination or election.

         The Board of Directors can modify or amend the Plan, except that without stockholder approval it may not make any amendment that would require stockholder approval under Section 162(m) of the Internal Revenue Code of 1986, as amended.

Federal Income Tax Consequences of the Plan

         There are no federal income tax consequences to a Participant or the Company upon the grant of an Option under the Plan. Upon the exercise of a NQSO, a Participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price, and the Company will generally be entitled to a corresponding federal income tax deduction at such time. Upon the sale of shares acquired by the exercise of a NQSO, a Participant will have a capital gain or loss (short-term or long-term depending upon whether the shares were held for more than six months) in an amount equal to the difference between the Participant's basis in the shares and the amount realized upon the sale.

         Upon the exercise of an ISO, a Participant will not recognize taxable income, but in the year in which an ISO is exercised, will include in the computation of the recipient's alternative minimum taxable income the amount by which the fair market value of the shares acquired upon exercise exceeds the option price. Upon the sale of shares acquired by the exercise of an ISO after two years from the date of grant and after one year from the date such shares were transferred to the Participant upon exercise of the ISO, the Participant will recognize long-term capital gain or loss in the amount of the difference between the option price (or the Participant's other tax basis in the shares) and the amount realized on the sale, and the Company will not be entitled to any tax deduction by reason of the grant or exercise of the ISO. As a general rule, if a Participant disposes of the shares acquired upon exercise of an ISO before satisfying both holding period requirements (a "disqualifying disposition"), the gain recognized on such a disposition will be taxed as ordinary income to the extent of the difference between the fair market value of such shares on the date of exercise and the option price, and the Company will be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income on such a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the Participant held the shares prior to the disposition.

Required Approval for the Plan

         Approval of the Plan requires an affirmative vote by the holders of a majority of the shares of Common Stock and Series A Preferred Stock (on an as if converted basis), voting together as a class, present in person or by proxy at the Meeting and entitled to vote thereon.

         The Board of Directors recommends that you vote FOR approval of the Plan.

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation for the Company's Chief Executive Officer, the other five most highly compensated executive officers of the Company and one former executive officer as of December 31, 1995 (the "Named Executive Officers") for services in all capacities to the Company or its subsidiaries for the fiscal year ended December 31, 1995 and the total compensation earned by such individual for the Company's prior two fiscal years. The Company's business is conducted primarily through its two primary operating divisions, Bio-Pharm Clinical Services Division and Bio-Pharm Pharmaceutics Services Division.

                          Summary Compensation Table

                                                                                    Long-Term
                                                                                   Compensation
                                                                                   ------------
                                               Annual Compensation                  Securities
            Name and                  -------------------------------------         Underlying            All Other
       Principal Position             Year           Salary           Bonus         Options  (#)        Compensation(1)
       ------------------             ----           ------           -----         ------------        ---------------

Geraldine A. Henwood                  1995          $250,000       $     0          $   25,000               $   150
                                      ----
Chief Executive Officer               1994           250,000           ---                 ---                   150
                                      ----
                                      1993           250,000           ---                 ---                   150
                                      ----


John M. Cullen, Ph.D.                 1995           250,000        15,000              30,000                   300
                                      ----
Chief Operating Officer (2)           1994           250,000        65,000              15,510                   300
                                      ----
                                      1993            14,423           ---             248,204                   ---
                                      ----


Stuart J. Hamill, Ph.D.               1995           211,696         7,500                 ---                   450
                                      ----
President, Bio-Pharm                  1994           194,615           ---              10,010                   450
                                      ----
Clinical Services-U.S. (3)            1993           156,341       125,000                 ---                   450
                                      ----


Sidney Jevons, Ph.D.                  1995           196,875           ---                ---                 47,250
                                      ----
Managing Director, UK Operations (4)  1994           153,340        11,501             10,010                 46,002
                                      ----


John L. Santoro                       1995           165,000         5,000               ---                     450
                                      ----
President, Bio-Pharm                  1994           149,369           ---            10,010                     450
                                      ----
Pharmaceutics Services                1993           132,192       125,000               ---                     450
                                      ----


Leonard F. Stigliano                  1995            86,154           ---           150,000                       0
                                      ----
Chief Financial Officer (5)


Arthur A. Koch, Jr.                   1995            33,923           ---               ---                  75,296
                                      ----
Former Chief Financial Officer (6)    1994           147,116        23,297            17,510                     450
                                      ----
                                      1993           115,000        10,000               ---                     450
                                      ----
============================================================================================================================

(1) These amounts consist of the Company's contributions to the officer's account under the Company's 401(k) Savings and Investment Plan (the "401(k) Plan") for its U.S. employees, except that, in the case of Mr. Koch for 1995, it consists of $74,846 in severance payments and $450 in 401(k) Plan contributions. In the case of Dr. Jevons, the amounts consist of the Company's Defined Contribution Plan in the U.K.
(2)      Dr. Cullen ceased being an employee of the Company in September 1996.
(3) Dr. Hamill ceased being an executive officer of the Company in December 1996.
(4) Dr. Jevons' salary and bonus were calculated in British pounds sterling using the average $/(pound) exchange rate for 1995. Dr. Jevons was not an employee of the Company in 1993. As of April 1, 1996, Dr. Jevons assumed a new position of Chairman, U.K. and Executive Vice President of International Development.
(5) Mr. Stigliano was not an employee of the Company in 1993 or 1994. He became an employee and Chief Financial Officer of the Company in June 1995.
(6)      Mr. Koch ceased being an employee of the Company in February 1995.

         The following table sets forth certain information concerning grants of stock options made during the year ended December 31, 1995 to the Named Executive Officers.

                     OPTION GRANTS IN THE LAST FISCAL YEAR

                                                                                        Potential Realizable Value at
                            Number of    % of Total                                       Assumed Annual Rates of
                           Securities      Options                                      Stock Price Appreciation for
                           Underlying    Granted to         Exercise                       Option Term (10 years) (1)
                             Options      Employees           Price       Expiration    -----------------------------
Name                         Granted   In Fiscal Year       ($/share)        Date          0%          5%        10%
----                         -------   --------------       ---------     ----------       --          --        ---
Geraldine A. Henwood            25,000       5.0              2.875        02/21/05         0        45,202      114,550

John M. Cullen, Ph.D. (2)       10,000       2.0              2.187        06/06/05         0        13,757       34,863

                                10,000       2.0              3.750        09/19/05         0        23,584       59,765

                                10,000       2.0              5.125        12/13/05         0        32,231       81,679

Stuart J. Hamill, Ph.D. (3)      ---         ---               ---           ---          ---         ---          ---

Sidney Jevons, Ph.D.             ---         ---               ---           ---          ---         ---          ---

John L. Santoro                  ---         ---               ---           ---          ---         ---          ---

Leonard F. Stigliano           150,000      29.9              2.187        06/06/05         0       206,356      522,947

Arthur A. Koch, Jr.  (4)         ---         ---               ---           ---          ---         ---          ---

(1) The dollar amounts under these columns are the result of calculations at 0%, 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation of the price of the Common Stock. The Company did not use an alternative formula for a grant date valuation, an approach which would state gains at present, and therefore lower value. The Company is not aware of any formula that will determine with reasonable accuracy a present value based on future unknown or volatile factors.
(2)      Dr. Cullen ceased being an employee of the Company in September 1996.
(3) Dr. Hamill ceased being an executive officer of the Company in December 1996.
(4)      Mr. Koch ceased being an employee of the Company in February 1995.

         The table below sets forth certain information regarding the number and value of unexercised options held by the Named Executive Officers of the Company at December 31, 1995. No options were exercised by the Named Executive Officers during the fiscal year ended December 31, 1995.

                    Aggregated Fiscal Year-End Option Values

                                                                                          Value of
                                      Number of Securities                               Unexercised
                                     Underlying Unexercised                             In-the-Money
                                           Options at                                    Options at
                                       December 31, 1995                            December 31, 1995(1)
                                      -------------------                          ----------------------
Name                                 Exercisable   Unexercisable              Exercisable          Unexercisable
----                                 -----------   -------------              -----------          -------------

Geraldine A. Henwood                    15,000         25,000                 $    3,750           $    84,375

John M. Cullen, Ph.D. (2)              152,032        141,682                    662,774               553,580

Stuart J. Hamill, Ph.D. (3)            600,865          8,000                  3,677,765                27,000

Sidney Jevons, Ph.D.                     2,010          8,000                      6,784                27,000

John L. Santoro                        445,919          8,000                  2,727,946                27,000

Leonard Stigliano                          ---        150,000                        ---               609,375

Arthur A. Koch, Jr. (4)                    ---            ---                        ---                   ---

(1) Based on the closing price of the Common Stock on the NASDAQ National Market on that date, $6.25, net of the exercise price.
(2) Dr. Cullen ceased being an employee of the Company in September 1996.
(3) Dr. Hamill ceased being an executive officer of the Company in December
    1996.
(4) Mr. Koch ceased being an employee of the Company in February 1995.

Director Compensation

         Except as described below, directors are not compensated for their services as directors. Directors are reimbursed for their travel expenses in attending meetings. In addition, on the date of each annual meeting at which directors of any class are elected or re-elected, each non-employee director shall receive options to acquire 10,000 shares of Common Stock under the 1994 Non-Employee Director Stock Option Plan (the "Director Plan"). The exercise price per share shall be equal to the fair market value of the Common Stock as determined in accordance with the terms of the Director Plan. All options granted under the Director Plan will be exercisable 20% per year beginning with the first anniversary of the date of grant. All options expire ten years from the date of grant.

Employment Agreements

         On May 25, 1995 the Company entered into an employment agreement with Leonard F. Stigliano, the Company's Chief Financial Officer. Under the agreement, Mr. Stigliano is entitled to an annual base salary of $160,000 and will be eligible for merit increases each year on the anniversary date of his employment. Mr. Stigliano is eligible for a bonus of up to 30% of his base salary based upon the achievement of objectives mutually agreed upon by the Company and Mr. Stigliano. The Company also agreed to pay Mr. Stigliano up to $1,500 of charges for a leased vehicle; rental costs of an apartment for up to 12 months; and reasonable closing costs on his home in New Jersey and in Pennsylvania if Mr. Stigliano moves to Pennsylvania before May 25, 1997. The agreement also awarded Mr. Stigliano options to purchase 150,000 shares of

Common Stock at $2.1875 per share. The options vest 20% per year over five years and expire ten years from the date of grant. He is entitled to severance benefits of up to one year of his base salary, reduced by payments received from a subsequent employer, if the Company terminates the employment without cause and due to management changes, merger, acquisition or incompatibility.

         On January 4, 1994 Bio-Pharm entered into a three-year employment agreement with Dr. Cullen, to serve as President and Chief Operating Officer of Bio-Pharm. Dr. Cullen currently is the Chief Operating Officer of the Company. Under the agreement, he is entitled to a minimum annual base salary of $250,000 and a signing bonus of $65,000, which was payable in installments through March 15, 1994. He is also entitled to receive performance bonuses, equal to from 25% to 37.5% of his base salary, based upon meeting or exceeding performance objectives as jointly determined by the Company and Dr. Cullen. He is entitled to severance benefits if his employment terminates for any reason other than death, permanent disability, termination by the Company for cause or voluntary resignation under certain defined circumstances. In such event, he will receive an amount (subject to reduction if he secures other employment) equal to one year of his then base salary plus, if such termination occurs on or after January 4, 1996, an additional six months of such base salary. The agreement also awarded him an option to purchase 248,204 shares of Common Stock at $1.87 per share. The option, which expires ten years from the date of grant, vests in four equal installments, beginning on the date of grant and such options are included in the tables above. Dr. Cullen's employment agreement terminated on September 15, 1996, when he ceased being an employee of the Company. Under the terms of Dr. Cullen's former employment contract, all of his unvested options vested as of the termination of his employment. Additionally, as of September 15, 1996, the date of the termination of his employment contract, Dr. Cullen and the Company entered into a consulting agreement for a one year period. The consulting agreement provides for the payment of $375,000 over the one year period.

         On January 4, 1994 Bio-Pharm entered into a service agreement with Dr. Sidney Jevons covering his employment from December 31, 1993 through December 31, 1996. Pursuant to the agreement, Dr. Jevons served as the President of the Company's European operations and later, as Managing Director of the Company's U.K. Operations. As of April 1, 1996, this agreement was amended to extend the term of the agreement to March 31, 1999, to change Dr. Jevons' position with the Company to Chairman, U.K. and Executive Vice President of International Development and to increase his annual salary to (pound)138,000 ($210,560 based on exchange rates on March 31, 1996). Dr. Jevons is also eligible for the standard bonus and benefit plans of the Company. Additionally, the Company will contribute 30% of Dr. Jevons' base salary to a retirement plan in the U.K.

         Notwithstanding anything to the contrary, the following report of the Compensation Committee and the performance graph on page 12 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF COMPENSATION COMMITTEE ON ANNUAL COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee") meets several times each year to act on specific recommendations by management for the grant of stock options and to review the overall compensation philosophy, policies and practices of the Company with regard to all employees. The Committee also reviews policies upon which compensation decisions are based, and, where required, recommends to the Board of Directors for approval the philosophy and policies established by the Committee.

         The Company's overall philosophy on compensation, as adopted by the Committee, is to provide competitive compensation capable of attracting talented employees. This compensation is provided to all employees, including executive officers, on the same basis and includes base salary, incentive pay, stock options and a Company match to contributions made to the Company's 401(k) Plan. Other than eligibility for certain levels of stock options, there are no perquisites, pay or benefit programs offered to executive officers which are not offered to all employees. An incentive awards plan is generally proposed annually by management for senior executives and reviewed and recommended, in aggregate, by the Committee. These awards are based upon a combination of individual and Company performance against predetermined objectives, each of which is tested against the goal of the creation of stockholder value.

         The components of overall compensation for each position are set by, among other things, comparison with the pay practices of comparable companies. Potential incentive pay awards of up to 20% of base salary may be made. Taking into consideration the recommendations of the Committee, the approved maximum awards for 1995 did not exceed 10% of salary. Stock options were granted in 1995 to each permanent employee who came into the Company during that year according to the same formula approved by the Committee for the 1994 Company-wide option grant. Under this program, 100% of the options become exercisable upon the fifth anniversary of the grant date. The Company matches contributions to the 401(k) Plan at the rate of 30 percent of employee contribution to a limit of 6% of qualified pay.

         A portion of the Committee's meetings each year take place without the Chief Executive Officer's presence to discuss the performance and compensation of the Chief Executive Officer. Objectives used in determining such performance are based upon milestones related to the achievement of growth, profits, financing, and external alliance goals. Further, while difficult to measure, the Committee believes that the demonstration of vision and unrelenting commitment are critical measures of the performance of the Chief Executive Officer. Cash compensation and stock option awards made to the Chief Executive Officer during the year ended December 31, 1995 were made in accordance with these principles.

Winston J. Churchill, Committee Chairman
Sandra Panem, Committee Member

Compensation Committee Interlocks and Insider Participation

         Mr. Churchill, the Chairman of the Board of Directors, served on the Compensation Committee during 1995. On January 1, 1992 the Company entered into a consulting agreement with Churchill Investment Partners, Inc. ("CIP"), pursuant to which CIP provides management consulting services to the Company. The term of this agreement expires on December 31, 1996. This agreement provides for the payment by the Company to CIP of an annual fee of $100,000 for the first year (1992) increasing by 5% each year thereafter. In 1995, after a waiver by CIP of one quarterly payment, the Company paid a total of $86,821.89 to CIP. Mr. Churchill is the Chairman, Chief Executive Officer and controlling stockholder of CIP.

         Dr. Panem, a member of the Board of Directors, has served on the Compensation Committee since she became a director in August 1995. Dr. Panem is the President of Vector Fund Management, L.P., the general partner of Vector Later-Stage Equity Fund, L.P. (the "Later-Stage Fund"), a major stockholder of the Company. Vector Securities International, Inc. ("Vector"), an affiliate of the Later-Stage Fund, entered into an agreement with the Company on January 12, 1996 to provide certain strategic advisory services to the Company in return for $50,000, warrants to purchase 40,000 shares of Common Stock at $6.50 per share, and a percentage of the sale or acquisition price of certain acquisitions or sales by the Company. In addition, Vector entered into a separate agreement with the Company, dated April 16, 1996, to act as placement agent in connection with the offer and sale of 3,000,000 newly issued shares of Common Stock on a best efforts basis. Vector received 6.5% of the proceeds of the offering as a selling commission, aggregating $1,267,500, and was reimbursed by the Company for $50,000 of expenses associated with the offer and sale.

Comparative Performance Graph

         The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of (i) the NASDAQ Stock Market (U.S.) Index (the "NASDAQ Index"), and (ii) a peer group of NASDAQ stocks classified in standard industrial classification numbers 8730 through 8739, representing U.S. companies in research, development and testing services (the "Peer Group"), assuming an investment of $100 on April 4, 1992 in each of the Common Stock of the Company, the NASDAQ Index stocks and the Peer Group stocks. The graph assumes dividend reinvestment and, with respect to companies in the Peer Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization. The graph commences as of April 14, 1992, the date the Common Stock became publicly traded.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                     AMONG THE COMPANY, NASDAQ INDEX STOCK
                             AND PEER GROUP STOCKS


                    12/31/92  12/31/93  12/30/94  12/29/95
                    --------  --------  --------  --------

                        66.7      63.5      37.5     104.2
                       114.6     131.5     128.5     181.8
                        80.5      76.5      55.2     110.4

                                  OTHER MATTERS

         No other matter requiring a vote of the stockholders is expected to come before the Meeting. However, if other matters should properly come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment on such matters.

Stockholder Proposals

         As disclosed in the Company's Proxy Statement for 1996 Annual Meeting of Stockholders, dated May 3, 1996, proposals by stockholders intended to be presented at the 1997 annual meeting of stockholders must have been received by the Company at its executive offices at Four Valley Square, 512 Township Line Road, Blue Bell, PA 19422-2724 on or before December 26, 1996 to be included in the Company's Proxy Statement and form of proxy for the 1997 annual meeting.

                                                                      Appendix A
                                                                      ----------

                                   IBAH, INC.
                         1997 EQUITY COMPENSATION PLAN
                         -----------------------------


     The purpose of the IBAH, Inc. 1997 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of IBAH, Inc. (the "Company") and its subsidiaries, (ii) certain key advisors who perform services for the Company or its subsidiaries and (iii) non-employee members of the Board of Directors of the Company (the "Board") with the opportunity to receive grants of incentive stock options and nonqualified stock options. The Company believes that the Plan will encourage the participants to contribute materially to the growth of the Company, thereby benefitting the Company's stockholders, and will align the economic interests of the participants with those of the stockholders.

     1.  Administration
         --------------

     (a) Committee.  The Plan shall be administered and interpreted by a
         ---------
committee (the "Committee"), which shall consist of two or more persons appointed by the Board, all of whom shall be "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and related Treasury regulations. The Committee may also consist of "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, notwithstanding anything in the Plan to the contrary, the Board must ratify or approve any grants made to Non-Employee Directors. References in the Plan to the "Committee" shall be deemed to include the Board, with respect to ratification or approval of grants made to Non-Employee Directors.

     (b) Committee Authority.  The Committee shall have the sole authority to
         -------------------
(i) determine the individuals to whom grants shall be made under the Plan, (ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability and (iv) deal with any other matters arising under the Plan.

     (c) Committee Determinations.  The Committee shall have full power and
         ------------------------
authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

     2.  Options
         -------

     Awards under the Plan may consist of grants of incentive stock options ("Incentive Stock Options") or nonqualified stock options ("Nonqualified Stock Options") as described in Section 5 (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"). All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument (the "Grant Instrument") or an amendment to the Grant Instrument.
The Committee shall approve the form and provisions of each Grant Instrument. Options need not be uniform as among the grantees.

     3.  Shares Subject to the Plan
         --------------------------

     (a) Shares Authorized.  Subject to the adjustment specified below, the
         -----------------
aggregate number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under the Plan is 1,500,000 shares, and the maximum aggregate number of shares of Company Stock that shall be subject to Options granted under the Plan to any individual during any calendar year shall be 200,000 shares. The shares may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Options granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to such grants shall again be available for purposes of the Plan.

     (b) Adjustments.  If there is any change in the number or kind of shares of
         -----------
Company Stock outstanding (i) by reason of a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation in which the Company is the surviving corporation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company's receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company's payment of an extraordinary dividend or distribution, the maximum number of shares of Company Stock available for Options, the maximum number of shares of Company Stock for which any individual participating in the Plan may be granted Options in any year, the number of shares covered by outstanding Options, the kind of shares issued under the Plan, and the price per share of such Options shall be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Options; provided, however, that any fractional shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

     4.  Eligibility for Participation
         -----------------------------

     (a) Eligible Persons.  All employees of the Company and its subsidiaries
         ----------------
("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Key advisors who perform services to the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services and such services are not in connection with the offer or sale of securities in a capital-raising transaction.

     (b) Selection of Grantees.  The Committee shall select the Employees, Non-
         ---------------------
Employee Directors and Key Advisors to receive Options and shall determine the number of shares of Company Stock subject to a particular Option in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Directors who receive Options under this Plan shall hereinafter be referred to as "Grantees".

     5.  Granting of Options
         -------------------

     (a) Number of Shares.  The Committee shall determine the number of shares
         ----------------
of Company Stock that will be subject to each grant of Options to Employees, Non-Employee Directors and Key Advisors.

     (b)  Type of Option and Price.
          ------------------------

          (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify, or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to Employees. Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

          (ii) The purchase price (the "Exercise Price") of Company Stock subject to an Option shall be determined by the Committee and may be equal to, greater than, or less than the Fair Market Value (as defined below) of a share of Company Stock on the date the Option is granted; provided, however, that (x) the Exercise Price of an Incentive Stock Option shall be equal to, or greater than, the Fair Market Value of a share of Company Stock on the date the Incentive Stock Option is granted and (y) an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the

Company, unless the Exercise Price per share is not less than 110% of the Fair Market Value of Company Stock on the date of grant.

         (iii) If the Company Stock is publicly traded, then the Fair Market Value per share shall be determined as follows: (x) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the mean between the reported high and low sale prices thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Company Stock is not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per share shall be as determined by the Committee.

     (c) Option Term.  The Committee shall determine the term of each Option.
         -----------
The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, or any parent or subsidiary of the Company, may not have a term that exceeds five years from the date of grant.

     (d) Exercisability of Options.  Options shall become exercisable in
         -------------------------
accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument or an amendment to the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

     (e) Termination of Employment, Disability or Death.
         ----------------------------------------------

         (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing services to, the Company as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide services to, the Company for any reason other than a "disability", death, or "termination for cause", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide services to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Company shall terminate as of such date.

         (ii) In the event the Grantee ceases to be employed by, or provide services to, the Company on account of a "termination for cause" by the Company, any Option held by the

Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide services to, the Company.

     (iii) In the event the Grantee ceases to be employed by, or provide services to, the Company because the Grantee is "disabled", any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide services to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Company shall terminate as of such date.

     (iv) If the Grantee dies while employed by, or providing services to, the Company or within 90 days after the date on which the Grantee ceases to be employed by, or provide services to, the Company on account of a termination of employment specified in Section 5(e)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide services to, the Company (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide services to, the Company shall terminate as of such date.

     (v)    For purposes of this Section 5(e):

     (A) The term "Company" shall mean the Company and its parent and subsidiary corporations.

     (B) "Employed by, or provide services to, the Company" shall mean employment or service as an Employee, Key Advisor or member of the Board, so that, for purposes of exercising Options, a Grantee shall not be considered to have terminated employment until the Grantee ceases to be an Employee, Key Advisor and member of the Board, unless the Committee determines otherwise.

     (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code.

     (D) "Termination for cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee has committed a material breach of his or her employment or service contract with the Company, or has been engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty in the course of his or her employment or service, or has disclosed trade secrets or confidential information of the Company to persons not entitled to receive such information. In the event a Grantee's employment is terminated for cause, in addition to the immediate termination of all Options, the Grantee shall automatically forfeit all shares underlying any exercised portion of an Option for which the Company has not yet delivered the share certificates, upon refund by the Company of the Exercise Price paid by the Grantee for such shares.

     (f) Exercise of Options.  A Grantee may exercise an Option that has become
         -------------------
exercisable, in whole or in part, by delivering a notice of exercise to the Company with payment of the Exercise Price. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (x) in cash, (y) with the approval of the Committee, by delivering shares of Company Stock owned by the Grantee (including Company Stock acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or (z) by such other method as the Committee may approve, including payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board. Shares of Company Stock used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting consequences to the Company with respect to the Option. The Grantee shall pay the Exercise Price and the amount of any withholding tax due (pursuant to Section 6) at the time of exercise.

     (g) Limits on Incentive Stock Options.  Each Incentive Stock Option shall
         ---------------------------------
provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Company or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Company or a parent or subsidiary (within the meaning of section 424(f) of the Code).

     6.  Withholding of Taxes
         --------------------

     (a) Required Withholding.  All Options under the Plan shall be subject to
         --------------------
applicable federal (including FICA), state and local tax withholding requirements. The Company may require the Grantee or other person receiving shares upon the exercise of Options to pay to the Company the amount of any federal, state or local taxes that the Company is required to withhold with respect to such Options, or the Company may deduct from other wages paid by the Company the amount of any withholding taxes due with respect to such Options.

     (b) Election to Withhold Shares.  If the Committee so permits, a Grantee
         ---------------------------
may elect to satisfy the Company's income tax withholding obligation with respect to an Option by having shares withheld up to an amount that does not exceed the Grantee's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and shall be subject to the prior approval of the Committee.

     7.  Transferability of Options
         --------------------------

     (a) Nontransferability of Options.  Except as provided below, only the
         -----------------------------
Grantee may exercise rights under an Option during the Grantee's lifetime. A Grantee may not transfer those rights except by will or by the laws of descent and distribution or, with respect to Nonqualified Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order (as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder). When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee must furnish proof satisfactory to the Company of his or her right to receive the Option under the Grantee's will or under the applicable laws of descent and distribution.

     (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing,
         --------------------------------------
the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members or other persons or entities according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

     8.  Change of Control of the Company
         --------------------------------

     As used herein, a "Change of Control" shall be deemed to have occurred if:

     (a) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company, except where the acquisition is approved by the Board;

     (b) The stockholders of the Company approve (or, if stockholder approval is not required, the Board approves) an agreement providing for (i) the merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the surviving corporation, (ii) the sale or other disposition of all or substantially all of the assets of the Company, or (iii) a liquidation or dissolution of the Company;

     (c) Any person has commenced a tender offer or exchange offer for or more than 50% of the voting power of the then outstanding shares of the Company; or

     (d) At least a majority of the Board does not consist of individuals who were elected, or nominated for election, by the directors in office at the time of such election or nomination.

     9.  Consequences of a Change of Control
         -----------------------------------

     (a) Notice and Acceleration.  Upon a Change of Control, unless the
         -----------------------
Committee determines otherwise, (i) the Company shall provide each Grantee with outstanding Options written notice of such Change of Control and (ii) all outstanding Options that are not then exercisable shall automatically accelerate and become fully exercisable.

     (b) Assumption of Options.  Upon a Change of Control where the Company is
         ---------------------
not the surviving corporation (or survives only as a subsidiary of another corporation), unless the Committee determines otherwise, all outstanding Options that are not exercised shall be assumed by, or replaced with comparable options by, the surviving corporation.

     (c) Other Alternatives.  Notwithstanding the foregoing, subject to
         ------------------
subsection (e) below, in the event of a Change of Control, the Committee may take one or both of the following actions: the Committee may (i) require that Grantees surrender their outstanding Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's unexercised Options exceeds the Exercise Price of the Options, or (ii) after giving Grantees an opportunity to exercise their outstanding Options, terminate any or all unexercised Options at such time as the Committee deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or such other date as the Committee may specify.

     (d) Committee.  The Committee making the determinations under this Section
         ---------
9 following a Change of Control must be comprised of the same members as those on the Committee immediately before the Change of Control. If the Committee members do not meet this requirement, the automatic provisions of Subsections
(a) and (b) shall apply, and the Committee shall not have discretion to vary them with respect to an outstanding Option without the consent of the Grantee.

     (e) Limitations.  Notwithstanding anything in the Plan to the contrary, in
         -----------
the event of a Change of Control, the Committee shall not have the right to take any actions described in the Plan (including without limitation actions described in subsection (c) above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

     10. Amendment and Termination of the Plan
         -------------------------------------

     (a) Amendment.  The Board may amend or terminate the Plan at any time;
         ---------
provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required by Section 162(m) of the Code.

     (b) Termination of Plan.  The Plan shall terminate on the day immediately
         -------------------
preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

     (c) Termination and Amendment of Outstanding Options.  A termination or
         ------------------------------------------------
amendment of the Plan that occurs after an Option is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 17(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 17(b) or may be amended by agreement of the Company and the Grantee consistent with the Plan.

     (d) Governing Document.  The Plan shall be the controlling document.  No
         ------------------
other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

     11. Funding of the Plan
         -------------------

     This Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Options under this Plan. In no event shall interest be paid or accrued on any Option.

     12. Rights of Participants
         ----------------------

     Nothing in this Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to be granted an Option under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Company or any other employment rights.

     13. No Fractional Shares
         --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

     14.  Requirements for Issuance or Transfer of Shares
          -----------------------------------------------

     No Company Stock shall be issued or transferred in connection with any Option hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Option granted to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares of Company Stock as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing shares of Company Stock issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

     15.  Headings
          --------

     Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

     16.  Effective Date of the Plan.
          --------------------------

     Subject to approval by the Company's stockholders, the Plan shall be effective on January 1, 1997.

     17.  Miscellaneous
          -------------

     (a)  Grants in Connection with Corporate Transactions and Otherwise.
          --------------------------------------------------------------
Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including grants to employees thereof who become Employees of the Company, or for other proper corporate purposes, or
(ii) limit the right of the Company to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may grant an Option to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or any of its subsidiaries in substitution for a stock option granted by such corporation. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

     (b)  Compliance with Law.  The Plan, the exercise of Options and the
          -------------------
obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required.

With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Committee may revoke any Option if it is contrary to law or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

     (c) Governing Law.  The validity, construction, interpretation and effect
         -------------
of the Plan and Grant Instruments issued under the Plan shall exclusively be governed by and determined in accordance with the law of the State of Delaware.

                               FORM OF PROXY CARD

--------------------------------------------------------------------------------

PROXY                                                                      PROXY

                                   IBAH, INC.
                Special Meeting of Stockholders, February 5, 1997
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints GERALDINE A. HENWOOD and JANE H. HOLLINGSWORTH, and each of them, jointly and severally, proxies, with full power of substitution, to vote, as designated on the reverse side hereof, all shares of stock which the undersigned is entitled to vote on the proposal on the reverse side hereof, on all other matters which may come before the Special Meeting of Stockholders of IBAH, Inc. or any adjournment thereof.

         The shares represented by this Proxy, duly executed, will be voted. If instructions are given in the spaces on the reverse side hereof, the shares will be voted in accordance therewith; if instructions are not given, the shares will be voted in favor of Proposal 1.


                                    (Continued and to be signed on Reverse Side)

-------------------------------------------------------------------------------

[X] Please mark your votes as in this example.

1.  PROPOSAL TO APPROVE THE 1997 EQUITY COMPENSATION PLAN.

                       FOR [_]  AGAINST [_]  ABSTAIN [_]

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT OF IBAH, INC.

Please sign, date and return in the enclosed postage-prepaid envelope.


                                      Dated:                            , 1997
                                            ----------------------------

                                                                        [SEAL]
                                      ----------------------------------
                                            Signature

                                      ----------------------------------------
                                                    Signature if held jointly

Please sign exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.





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